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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):          March 14, 2004

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

           0-23049                                         33-0896617
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  (Commission File Number)                     (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On March 14, 2004, Island Pacific, Inc. ("Island Pacific") and Retail Technologies International, Inc. ("RTI") executed an Agreement of Merger and Plan of Reorganization ("Merger Agreement") pursuant to which Island Pacific will acquire RTI (the "Merger"), a leading provider of retail management store solutions to small through mid-tier retailers via an international network of resellers. Under the terms of the Merger Agreement, RTI will merge into IPI Merger Sub, Inc., a wholly owned subsidiary of Island Pacific. Island Pacific will pay the stockholders of RTI approximately $9,000,000 in consideration, consisting of $4,500,000 in cash and the number of shares of Island Pacific common stock determined by dividing $4,500,000 by the average closing price of Island Pacific's common stock traded on the American Stock Exchange during the ten (10) trading days immediately preceding the closing date of the Merger. Island Pacific will assume all of RTI's currently outstanding options. Island Pacific will also satisfy RTI's obligations under certain promissory notes for approximately $2.1 million issued by RTI to its former shareholders by causing the surviving corporation to repay the notes within thirty (30) days of the closing of the Merger.

         Consummation of the Merger is subject to Island Pacific securing financing and satisfaction of customary closing conditions, including the approval of RTI's shareholders. The Merger is expected to close in the first quarter of Island Pacific's fiscal year ending March 31, 2005.

         On March 15, 2004 (the "First Closing Date"), Island Pacific sold Omicron Master Trust ("Omicron") and Midsummer Investments, Ltd. ("Midsummer" and together with Omicron, the "Purchasers") 9% convertible debentures (the "Debentures") for an aggregate price of approximately $3,500,000 pursuant to a securities purchase agreement (the "Purchase Agreement"). The Debentures bear an interest rate of 9% per annum, and provide for interest only payments on a quarterly basis, payable, at Island Pacific's option, in cash or shares of Island Pacific common stock. The Debentures mature on May 15, 2006. The Debentures are convertible into shares of Island Pacific common stock at a conversion price of $1.32 per share, subject to adjustment. If certain conditions are met, Island Pacific has the option to redeem the debentures at 110% of their face value, plus accrued but unpaid interest. Island Pacific must redeem the debentures at the initial monthly amount of $233,333 commencing on February 1, 2005. If the daily volume weighed average price of Island Pacific common stock on the American Stock Exchange exceeds the Closing Price by more than 200% for 15 consecutive trading days, Island Pacific will have the option to cause the Purchasers to convert the then outstanding principal amount of Debentures into Island Pacific common stock at the conversion price then in effect.

         Island Pacific also issued each Purchaser two warrants as follows: (1) a Series A Warrant to purchase up to a number of shares of Island Pacific common stock equal to 40% of such Purchaser's subscription amount divided by $1.15 (the "Closing Price"), these warrants are exercisable at anytime after September 16, 2004, have a 5 year term and have an exercise price per warrant share of $1.15, subject to adjustment therein; and (2) a Series B Warrant to purchase up to a number of shares of Island Pacific common stock equal to such Purchaser's

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pro-rata portion of 8,500,000 shares of Island Pacific common stock (calculated based on such Purchaser's subscription amount), these warrants are immediately exercisable, have an eighteen (18) month term and have an exercise price per warrant share equal to $5, subject to adjustment therein. The Series A Warrant issued to Omicron is exercisable for up to 608,696 shares of Island Pacific common stock and the Series A Warrant issued to Midsummer is exercisable for up to 437,783 shares of Island Pacific common stock. The Series B Warrant issued Omicron is exercisable for up to 4,958,333 shares of Island Pacific common stock and the Series B Warrant issued to Midsummer is exercisable for up to 3,541,667 shares of Island Pacific common stock.

         For a period of one hundred eighty (180) days following the First Closing Date, each Purchaser has the right, in its sole discretion, to elect to purchase such Purchaser's pro rata portion of additional debentures and Series A Warrants for an aggregate purchase price of up to $2,000,000 in a second closing (the "Second Closing"). The terms of the Second Closing shall be identical to the terms set forth in the Purchase Agreement and related documents, except that, the conversion price for the additional debentures and the exercise price for the additional warrants shall be equal to 115% of the average of the daily volume weighted average price of Island Pacific's common stock on the American Stock Exchange for the ten (10) days preceding the Second Closing ("Second Closing Price"). The Series A Warrant coverage for the Second Closing shall be 40% of each Purchaser's subscription amount divided by the Second Closing Price.

         For a period of one hundred eighty (180) days following the First Closing Date, if the daily volume weighted average price of Island Pacific's common stock for twenty (20) consecutive trading days exceeds $2.00, subject to adjustment, Island Pacific may, on one occasion, in its sole determination, require the Purchasers to purchase each such Purchaser's pro rata portion additional debentures and Series A Warrants for an aggregate purchase price of up to $2,000,000. Any such additional investment shall be under the terms set forth in the Purchase Agreement and related documents, except that, the conversion price for the additional debentures and the exercise price for the additional warrants shall be equal to the then current conversion price and warrant exercise price for the Debentures and warrants purchased on the First Closing Date.

         For a period of six (6) months following the First Closing Date, the Purchasers have a right of first refusal to participate in certain future financings by Island Pacific involving the sale of its common stock or equivalent securities. The Purchasers were also granted registration rights under a Registration Rights Agreement, which requires Island Pacific to file a registration statement respecting the common stock issuable upon the conversion of the debentures and exercise of the warrants within thirty (30) days after the First Closing Date, and to use best efforts to have the registration statement declared effective at the earliest date. If a registration statement is not filed within thirty (30) days following the First Closing Date or declared effective within ninety (90) days following the First Closing Date, or within one hundred twenty (120) days in the event of a full review by the Securities and Exchange Commission, Island Pacific will be obligated to pay liquidated damages to the Purchasers equal to 2% of each such Purchasers' subscription amount under the Purchase Agreement plus the value of any warrants issued pursuant to the Purchase Agreement then held by a Purchaser.

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         The foregoing descriptions of the Merger Agreement, Purchase Agreement and any related agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, Purchase Agreement and related agreements attached hereto as exhibits and incorporated herein by reference.


                                  EXHIBIT INDEX

Exhibit No.        Description
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2.1                Agreement of Merger and Plan or Reorganization by and among
                   Island Pacific, Inc., Retail Technologies International,
                   Inc., IPI Acquisition, Inc., Michael Tomczak and Jeffrey
                   Boone dated March 12, 2004.*

4.1 Securities Purchase Agreement by and among Island Pacific, Inc., Omicron Master Trust and Midsummer Investments, Ltd. dated March 15, 2004.*

4.2 Registration Rights Agreement by and among Island Pacific, Inc., Omicron Master Trust and Midsummer Investments, Ltd. dated March 15, 2004.


*Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                  Island Pacific, Inc.

Date:  March 17, 2004                             By: /s/ Ran Furman
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                                                  Name:  Ran Furman
                                                  Title: Chief Financial Officer

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